Rule 424(b)(2)

File No. 333-33814

PRICING SUPPLEMENT DATED MARCH 23, 2006

CUSIP NO.: 57183HGA3

ISIN: US57183HGA32

(To Prospectus, dated April 12, 2000, as supplemented

by Prospectus Supplement, dated November 19, 2004)

MARSHALL & ILSLEY CORPORATION

Medium-Term Notes, Series F

Due from 9 Months to 30 Years from Date of Issue

Fixed Rate Notes

Trade Date:

March 23, 2006

Issue Price:

99.973%

Original Issue Date:

March 28, 2006

Principal Amount:

$250,000,000

Maturity Date:

April 1, 2011

Coupon:

5.350% per annum

Redemption: (check box opposite applicable paragraph)

[ X

]

The Notes cannot be redeemed prior to maturity

[

]

The Notes may be redeemed prior to maturity

Terms of Redemption:

N/A

Coupon Frequency:

Each April 1 and October 1, commencing October 2, 2006

Agent Commission:

0.130%

Proceeds to Company:

99.843% ($249,607,500)

Day Count:

30/360

Country/Currency:

USD

Minimum Denomination:  $1,000 minimum investment with increments of $1,000

Book-Running Manager:  Wachovia Capital Markets, LLC

Agents and underwriting obligations:  Wachovia Capital Markets, LLC

Additional Terms:   The Notes will be represented by one or more global certificates in fully registered form.  Each global certificate will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee.